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                                                                   EXHIBIT 23.2



                                   CONSENT OF
                              INDEPENDENT AUDITORS



We consent to the reference to our Firm under the caption "Experts" and to the use of our report dated June 13, 1997 relating to the consolidated financial statements of Norris Communications, Inc. for the years ended March 31, 1997 and March 31, 1996 incorporated by reference in the Form S-3 Registration Statement and related Prospectus of Norris Communications, Inc. for the registration of 36,661,766 shares of its Common Stock.


                                                        ERNST & YOUNG


Vancouver, Canada,
February 20, 1998.                                      Chartered Accountants